UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022

Mesa Air Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-38626	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700	85008
Phoenix, Arizona	(Zip Code)
(Address of principal executive offices)

(602) 685-4000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange of Which Registered
Common Stock, no par value	MESA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

Letter Agreement Regarding Sale of Aircraft

On August 9, 2022, Mesa Air Group, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) regarding the sale of 18 CRJ-700 aircraft owned by the Company to a third party. Pursuant to the Letter Agreement, the parties will agree to the specific terms of the purchase and sale of each aircraft in a definitive aircraft purchase agreement. The consummation of the purchase and sale of each aircraft is currently expected to take place prior to December 31, 2022.

Pursuant to the Letter Agreement, the definitive aircraft purchase agreement will provide that each aircraft shall be delivered “as is, where is” subject to and with the benefit of a related lease agreement. However, the Company will provide customary representations and warranties for a transaction of this nature in the definitive aircraft purchase agreement, such as due authorization, no conflicts, validity of agreement, regulatory matters, good and marketable title, airworthiness, no liens, aircraft records, manufacturer warranties, and no brokers’ fees. The closing of the sale of each aircraft is subject to certain customary closing conditions, including the execution of mutually acceptable sale and lease assignment documentation, board approval of each party, and the buyer’s satisfactory inspection of the aircraft.

Amendment to Capacity Purchase Agreement with United

On August 9, 2022, the Company’s wholly owned subsidiary, Mesa Airlines, Inc. (“Mesa”), entered into a Fourth Amendment (the “Amendment”) to the Second Amended and Restated Capacity Purchase Agreement, dated as of November 4, 2020, between United and Mesa (the “United CPA”).  The Amendment provides, among other things, that United may remove from the scope of the United CPA certain E175LL Covered Aircraft (as defined in the United CPA) set forth on a specified schedule thereto after giving proper notice to the Company, and amends certain remedies that apply in the event of a Termination Event (as defined in the United CPA).  The Amendment will be effective upon the earlier to occur of (i) August 31, 2022, and (ii) the date (if any) on which the Company enters into a definitive aircraft purchase agreement in accordance with the terms of the Letter Agreement.

The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which we expect to file as an exhibit to our Annual Report on Form 10-K for the fiscal year ending September 30, 2022, subject to applicable requests for confidential treatment with respect to certain portions of the Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2022	MESA AIR GROUP, INC.

	By:	/s/ Brian S. Gillman
	Name:	Brian S. Gillman
	Title:	Executive Vice President and General Counsel